UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2025

SPIRE GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39493	85-1276957
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 Towers Crescent Drive Suite 1100
Vienna, Virginia		22182
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (202) 301-5127

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value of $0.0001 per share	SPIR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2025, the Board of Directors (the “Board”) of Spire Global, Inc. (the “Company”) approved, effective as of March 5, 2025, the removal of Peter Platzer as President of the Company and the appointment of Theresa Condor as President and Chief Executive Officer of the Company. As previously disclosed, effective January 1, 2025, Ms. Condor was appointed Chief Executive Officer of the Company and Mr. Platzer was appointed Executive Chairman of the Company.

Ms. Condor, age 44, has served as the Company’s Chief Executive Officer since January 2025. She previously served as the Company’s Chief Operating Officer since October 2021 and as one of the Company’s directors since August 2021. Prior to her role as Chief Operating Officer, Ms. Condor served as Executive Vice President, General Manager of Space Services and Earth Intelligence since August 2021. Ms. Condor also served as Executive Vice President, General Manager of Space Services and Earth Intelligence at Spire Global Subsidiary, Inc. (formerly known as Spire Global, Inc.) (“Legacy Spire”), in addition to serving in a variety of other roles at Legacy Spire, since February 2013, and has served as one of Legacy Spire’s directors since November 2015.

On March 5, 2025, the Board also approved the appointment of Thomas Krywe as the interim Chief Financial Officer, principal financial officer and principal accounting officer of the Company, effective on March 7, 2025, the date of Leonardo Basola’s resignation as Chief Financial Officer of the Company. As previously disclosed, Mr. Basola’s decision to resign upon the completion of the Company’s review of certain accounting practices and the related restatement of prior period financial statements was not because of any disagreement relating to the Company’s operations, policies, practices, financial reporting or controls.

Mr. Krywe, age 53, has been an Executive Advisor to the Company since December 2024 and was a consultant to the Company from August 2024 to November 2024. Mr. Krywe previously was an advisor to Volocopter GmbH from January 2024 through May 2024 and the Company’s Chief Financial Officer from August 2021 through September 2023. Mr. Krywe also served as the Chief Financial Officer of Legacy Spire from October 2020 through the closing of the Company’s merger with NavSight Holdings, Inc., and in various other positions at Legacy Spire since October 2017. Prior to this, Mr. Krywe served as Vice President, Finance at Jive Software, Inc., a communication software company, from September 2015 to September 2017, and as Senior Director of Finance of the Data Protection Division at Dell EMC, a data storage and information security company and subsidiary of Dell Technologies Inc., from January 2013 to September 2015. Mr. Krywe served as Vice President of Finance and Accounting at 2Wire, Inc., a home networking customer premises equipment manufacturer acquired by Arris International, Plc, from June 2008 to November 2012. Mr. Krywe holds a B.S. in Commerce, Finance from Santa Clara University.

There are no arrangements or understandings between Ms. Condor or Mr. Krywe and any other persons pursuant to which they were appointed as President and Chief Executive Officer and interim Chief Financial Officer, respectively. Other than Mr. Platzer and Ms. Condor, who are married, there are no family relationships between Ms. Condor or Mr. Krywe and any of the Company’s directors or executive officers. Each of Ms. Condor and Mr. Krywe does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

No changes have been made to the existing compensation arrangements of Ms. Condor and Mr. Krywe in connection with these appointments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPIRE GLOBAL, INC.

Date:	March 5, 2025	By:	/s/ Theresa Condor
		Name: Title:	Theresa Condor President and Chief Executive Officer